                                                                    Exhibit 99.1




                               TABLE VI (1 OF 7)
                          Acquisition of Properties by
                         CIP(R), CPA(R):12 & CPA(R):14
                   From January 1, 1999 to December 31, 2001

                                                                                                           Contract
                                                            Gross                                       Purchase Price
                                                          Leasable               Original   Cash Down        Plus
                             Type of                        space     Date of    Mortgage    Payment-    Acquisition
Occupant/Guarantor          Property         Location     (sq.ft.)   Purchase   Financing     Equity        fees(1)
-------------------         ---------        ---------    ---------  ---------  ----------  ----------  --------------
Humco Holding Group       Manufacturing/   Texarkana, TX   164,565      2/5/99   4,200,000   3,644,324     7,844,324
                          Warehouse        and Orem,
                          Facilities       Utah

PSC Scanning, Inc         Office/          Eugene,         110,665     5/12/99   5,500,000   3,240,414     8,740,414
                          Warehouse        Oregon
                          facility

Bolder Technologies       Industrial/      Golden,         149,762     4/16/99   3,500,000   3,335,878     6,835,878
Corporation               Manufacturing    Colorado
                          Facility

Gloystarne & Co.,         Distribution/    Rotherdam,      120,000     12/8/99   4,202,000   2,999,884     7,201,884
Limited                   Warehouse        South
                          Facility         Yorkshire,
                                           United
                                           Kingdom

Production Resource       Manufacturing/   Las Vegas,      192,032   12/29/98,   5,475,000   6,648,455    12,123,455
Group L.L.C               Distribution     Nevada;                     3/31/99
                          facilities       Burbank and                     and
                                           Los Angeles,               10/15/99
                                           California

Consolidated Theaters     Multiplex        Midlothian,      88,000     9/22/99   9,389,166   5,436,054    14,825,220
L.L.C                     Motion           Virginia
                          Picture
                          Theater


Builders FirstSource,     Office/          Harrisburg,     563,261     6/29/99           0  22,755,005    22,755,005
Inc.(13)                  Warehouse        NC;                            and
                          facilities       Cincinnati,              12/20/2001
                                           OH; Norcross,
                                           GA; and
                                           Elkwood, VA



                           Other cash        Other
                          expenditures    Capitalized     Total Cost
Occupant/Guarantor          expensed     Expenditures(2)  of Property
-------------------       ------------  ----------------  -----------
Humco Holding Group              0                  0       7,844,324



PSC Scanning, Inc                0                  0       8,740,414



Bolder Technologies              0                  0       6,835,878
Corporation


Gloystarne & Co.,                0                  0       7,201,884
Limited



Production Resource              0                  0      12,123,455
Group L.L.C




Consolidated Theaters            0            309,692      15,134,912
L.L.C



Builders FirstSource,            0             23,797      22,778,802
Inc.(13)

                               TABLE VI (2 OF 7)
                          Acquisition of Properties by
                         CIP(R), CPA(R):12 & CPA(R):14
                   From January 1, 1999 to December 31, 2001

                                                                                                           Contract
                                                            Gross                                       Purchase Price
                                                          Leasable               Original   Cash Down        Plus
                             Type of                        space     Date of    Mortgage    Payment-    Acquisition
Occupant/Guarantor          Property         Location     (sq.ft.)   Purchase   Financing     Equity        fees(1)
-------------------         ---------        ---------    ---------  ---------  ----------  ----------  --------------
Amerix Corporation        Office/Research  Columbia,        159,577   11/1/99   14,500,000  10,957,710    25,457,710
                          facility         Maryland

Atrium Companies, Inc     Industrial/      Dallas,        1,829,329  11/18/99   14,000,000  32,405,706    46,405,706
                          Manufacturing    Greenville                     and
                                           and Wylie,                 12/1/01
                                           Texas;
                                           Welcome, NC;
                                           and
                                           Murryville,
                                           PA

Scott Companies, Inc      Industrial/      Gardenia,         87,693   7/19/99    3,000,000   3,282,723     6,282,723
                          Manufacturing    California
                          Facility

Fitness Holdings, Inc     Health Clubs     Salt Lake         75,283  12/29/99    3,800,000   9,114,734    12,914,734
                                           City, UT;                 12/28/00
                                           St. Charles,
                                           MO


West Union Corporation    Office/Research  Tempe, AZ        $16,922   1/12/00    3,300,000   2,209,880     5,509,880

Barjan Products LLC       Office/          Rock Island,     241,950    2/3/00               11,779,545    11,779,545
                          Warehouse        IL

Stellex Technologies,     Industrial/      North            281,889   2/29/00               19,347,892    19,347,892
Inc                       Manufacturing    Amityville,
                                           NY; Valencia,
                                           CA

Applied Power, Inc        Manufacturing/   Morton, In;      803,101   5/30/00   17,500,000  11,938,849   29,438,849
                          Distribution     Champlin, MN;
                                           Robinsville,
                                           NJ; Radford,
                                           VA; North
                                           Salt Lake
                                           City, UT

Langeveld International,  Distribution/    Lakewood, NJ     220,520   6/29/00                8,277,942     8,277,942
Inc                       Warehouse

Galyan's Trading Company  Retail/Services  Kennesaw, GA;    401,252   6/29/00   19,698,161  13,892,279    33,590,440
                                           Lenwood, KS;
                                           Plainfield,
                                           IN

Celestica, Inc            Manufacturing/   Rochester, MN    200,000   8/14/00   12,500,000   8,456,910    20,956,910
                          Distribution

PCS Health Systems, Inc   Office/Research  Scottsdale,      354,888   9/21/00   24,700,000  15,314,917    40,014,917
                                           AZ

Amtech Systems            Industrial/      Albuquerque,      74,747   9/25/00    3,500,000   2,632,829     6,132,829
Corporation               Manufacturing    NM

Lennar Corporation        Office/Research  Houston, TX       52,144   9/26/00    5,000,000   2,329,843     7,329,843

Buffets, Inc              Office/Research  Eagan, MN         99,342   9/28/00   11,785,000   7,959,901    19,744,901



                           Other cash        Other
                          expenditures    Capitalized     Total Cost
Occupant/Guarantor          expensed     Expenditures(2)  of Property
-------------------       ------------  ----------------  -----------
Amerix Corporation               0           129,047       25,586,757


Atrium Companies, Inc            0           303,465       46,709,171








Scott Companies, Inc             0                 0        6,282,723



Fitness Holdings, Inc            -           279,669       13,194,403





West Union Corporation                             0        5,509,880

Barjan Products LLC                          552,506       12,332,051


Stellex Technologies,                              0       19,347,892
Inc



Applied Power, Inc                                 0       29,438,849







Langeveld International,                     130,401        8,408,343
Inc

Galyan's Trading Company                     222,513       33,812,953




Celestica, Inc                               603,034       21,559,944


PCS Health Systems, Inc                            0       40,014,917


Amtech Systems                                     0        6,132,829
Corporation

Lennar Corporation                                 0        7,329,843

Buffets, Inc                                       0       19,744,901

                               TABLE VI (3 OF 7)
                          ACQUISITION OF PROPERTIES BY
                         CIP(R), CPA(R):12 & CPA(R):14
                   From January 1, 1999 to December 31, 2001

                                                                                                           Contract
                                                            Gross                                       Purchase Price
                                                          Leasable               Original   Cash Down        Plus
                             Type of                        space     Date of    Mortgage    Payment-    Acquisition
Occupant/Guarantor          Property         Location     (sq.ft.)   Purchase   Financing     Equity        fees(1)
-------------------         ---------        ---------    ---------  ---------  ----------  ----------  --------------
Earle M. Jorgensen        Distribution/    Kansas City,    120,845    9/29/00    3,800,000   2,679,009     6,479,009
Company                   Warehouse        MO

Institutional Jobbers     Distribution/    Johnson City,   411,417    10/6/00   13,416,187   4,394,889    17,811,076
Company                   Warehouse        TN; Valdosta,
                                           GA

Towne Air Freight, Inc    Distribution/    Elk Grove        48,672   10/30/00    4,800,000   3,473,621     8,273,621
                          Warehouse        Village, IL

Meridian Automotive       Industrial/      Salisbury, NC   333,830   11/16/00                9,860,483     9,860,483
Systems, Inc              Manufacturing

Newpark Resources, Inc    Office           Lafayette, LA    34,893    12/1/00                3,664,921     3,664,921

Rave Reviews Cinemas,     Theater          Pensacola,      112,020    12/7/00               12,526,218    12,526,218
LLC                                        FL; Port St.
                                           Lucie, FL

Bon-Ton Department        Retail/Services  York, PA        301,337   12/27/00    7,475,000   4,576,785    12,051,785
Stores, Inc

Metaldyne Company LLC     Office/          Plymouth, MI;   534,500   12/27/00   16,700,000  11,269,916    27,969,916
                          Research,        Rome, GA;                  6/22/01
                          Industrial and   Niles, IL;                and
                          manufacturing    Twinsburg and              8/15/01
                          facilities       Solon, OH

ISA International PLC     Office/Research  Bradford,        41,432     3/7/00    4,101,000   2,036,000     6,137,000
                                           West
                                           Yorkshire,
                                           United
                                           Kingdom

UTI Holdings, Inc         Technical        Glendale         38,143    9/29/00                3,308,331     3,308,331
                          Training         Heights, IL
                          Institute

Rave Reviews Cinemas,     Theater          Hickory          59,126    12/7/00                6,936,372     6,936,372
LLC                                        Creek, TX

Galyan's Trading Company  Retail/Service   Fairfax, VA;    197,245    6/29/00   16,588,659   7,673,003    24,261,662
                                           Lombard, IL


BLP Group PLC             Manufacturing    Doncaster,      351,515     1/9/01    5,689,740   2,701,014     8,390,754
                          and              South
                          distribution     Yorkshire, UK
                          facility

                           Other cash        Other
                          expenditures    Capitalized     Total Cost
Occupant/Guarantor          expensed     Expenditures(2)  of Property
-------------------       ------------  ----------------  -----------
Earle M. Jorgensen                                  0       6,479,009
Company

Institutional Jobbers                               0      17,811,076
Company

Towne Air Freight, Inc                              0       8,273,621

Meridian Automotive                           474,555      10,335,038
Systems, Inc

Newpark Resources, Inc                              0       3,664,921

Rave Reviews Cinemas,                          46,700      12,572,918
LLC

Bon-Ton Department                                  0      12,051,785
Stores, Inc

Metaldyne Company LLC                               0      27,969,916

ISA International PLC                               0       6,137,000

UTI Holdings, Inc                              68,632       3,376,963

Rave Reviews Cinemas,                               0       6,936,372
LLC

Galyan's Trading Company                            0      24,261,662

BLP Group PLC                                       0       8,390,754

                               TABLE VI (4 OF 7)
                          ACQUISITION OF PROPERTIES BY
                         CIP(R), CPA(R):12 & CPA(R):14
                   From January 1, 1999 to December 31, 2001

                                                                                                             Contract
                                                            Gross                                         Purchase Price
                                                          Leasable               Original     Cash Down        Plus
                             Type of                        space     Date of    Mortgage      Payment-    Acquisition
Occupant/Guarantor          Property         Location     (sq.ft.)   Purchase   Financing       Equity        fees(1)
-------------------         ---------        ---------    ---------  ---------  ----------    ----------  --------------
Gibson Guitar Corp.       Manufacturing    Nashville,       336,721   3/19/01     12,075,541   9,761,685    21,837,226
                          and              TN; Elgin, IL
                          distribution     and
                          facilities       Bozeman, MT

Nexpak Corporation        Distribution     Duluth, GA       221,374   3/28/01      7,900,000   5,717,797    13,617,797
                          and warehouse
                          facility

Waddington North          Industrial and   Florence, KY;    369,870   4/30/01     11,125,000   6,691,144    17,816,144
America, Inc.             manufacturing    Chelmsford,
                          facilities       MA;
                                           Lancaster, TX
                                           and City of
                                           Industry, CA

Special Devices, Inc.     Industrial and   Mesa, AZ and     249,275    6/5/01     21,950,000  15,916,154    37,866,154
(11)                      manufacturing    Moorpark, CA
                          facilities

Nexpak Corporation        Distribution     Helmond,         173,884   6/29/01      4,499,942     892,695     5,392,637
                          and warehouse    Netherlands
                          facility

Gerber Scientific, Inc.   Industrial and   South            347,500   7/30/01     12,500,000   7,878,272    20,378,272
                          manufacturing    Windsor, and
                          facilities       Manchester,
                                           CT

Jen-Coat, Inc.            Manufacturing    Westfield, MA    377,500   8/15/01      7,150,000   4,370,772    11,520,772
                          and warehouse
                          facility

New Creative              Industrial and   Milford, OH      437,000    9/6/01     10,000,000   4,869,110    14,869,110
Enterprises, Inc.         manufacturing
                          facility

Orbseal, LLC              Industrial and   Richmond, MO     266,585   9/28/01      6,175,000   3,693,620     9,868,620
                          manufacturing
                          facility


Collins & Aikman          Industrial and   Albermarle,    1,924,174   9/28/01     17,000,000  10,434,555    27,434,555
Corporation               manufacturing    Farmville and
                          facilities       Old Fort, NC;
                                           Marshall, MI;
                                           Holmesville
                                           and
                                           Springfield,
                                           OH

                           Other cash        Other
                           expenditure    Capitalized     Total Cost
Occupant/Guarantor          expensed     Expenditures(2)  of Property
-------------------       ------------  ----------------  -----------
Gibson Guitar Corp.                                 0      21,837,226



Nexpak Corporation                                  0      13,617,797



Waddington North                                    0      17,816,144
America, Inc.



Special Devices, Inc.                               0      37,866,154
(11)


Nexpak Corporation                                  0       5,392,637



Gerber Scientific, Inc.                             0      20,378,272



Jen-Coat, Inc.                                      0      11,520,772



New Creative                                        0      14,869,110
Enterprises, Inc.


Orbseal, LLC                                        0       9,868,620



Collins & Aikman                                    0      27,434,555
Corporation

                               TABLE VI (5 OF 7)
                          ACQUISITION OF PROPERTIES BY
                         CIP(R), CPA(R):12 & CPA(R):14
                   From January 1, 1999 to December 31, 2001

                                                                                                            Contract
                                                            Gross                                        Purchase Price
                                                          Leasable               Original    Cash Down         Plus
                             Type of                        space     Date of    Mortgage     Payment-     Acquisition
Occupant/Guarantor          Property         Location     (sq.ft.)   Purchase   Financing      Equity         fees(1)
-------------------         ---------        ---------    ---------  --------  -----------  -----------  --------------
Petsmart, Inc. (12)       Retail and       Phoenix, AZ;    946,177   11/28/01   43,125,000   28,748,567     71,873,567
                          service          West Lake,
                          facilities       CA; Boca
                                           Raton, Lake
                                           Mary,
                                           Sawgrass and
                                           Tallahassee,
                                           FL; Evanston,
                                           IL; Oxon
                                           Hill, MD;
                                           Braintree,
                                           MA; Flint,
                                           MI; Fridley,
                                           Dallas and
                                           Southlake, TX


Nortel Networks, Inc.     Office and       Richardson,     282,000   12/19/01   30,000,000   18,453,608     48,453,608
                          research         TX
                          facility


Lincoln Technical         Retail and       Union, NJ;      158,202   12/28/01    6,300,000    3,844,426     10,144,426
Institute, Inc.           service          Grand
                          facilities       Prairie, TX;
                                           Allentown and
                                           Philadelphia,
                                           PA

PerkinElmer, Inc.         Industrial and   Turku,          282,600   12/28/01   18,148,873    6,042,156     24,191,029
                          manufacturing    Finland
                          facility                                            ------------  ------------  -------------
                                                                               446,069,269  410,376,797    856,446,066
                                                                              ------------  ------------  -------------




                           Other cash        Other
                           expenditure    Capitalized      Total Cost
Occupant/Guarantor          expensed     Expenditures(2)   of Property
-------------------       ------------  ----------------  -------------
Petsmart, Inc. (12)                                          71,873,567
















Nortel Networks, Inc.                                        48,453,608




Lincoln Technical                                            10,144,426
Institute, Inc.





PerkinElmer, Inc.                                            24,191,029

                        --------------    ------------     -----------
                                 --        3,144,011        859,590,077

                        --------------    ------------     -----------

                               TABLE VI (6 OF 7)
                          ACQUISITION OF PROPERTIES BY
                         CIP(R), CPA(R):12 & CPA(R):14
                   From January 1, 1999 to December 31, 2001

                                                                                                           Contract
                                                            Gross                                       Purchase Price
                                                          Leasable               Original   Cash Down        Plus
                             Type of                        space     Date of    Mortgage    Payment-    Acquisition
Occupant/Guarantor          Property         Location     (sq.ft.)   Purchase   Financing     Equity        fees(1)
-------------------         ---------        ---------    ---------  ---------  ----------  ----------  --------------
Investment in Gilbert
Plastics LLC(3)
 Textron, Inc.            Manufacturing    Gilbert,        243,370     2/3/99   13,130,000  10,478,341    23,608,341
                          facility         Arizona

Investment in Delaware
Comp LLC(4)
 Compucom Systems, Inc    Office/Research  Dallas, Texas   497,714    3/31/99   23,000,000  16,790,500    39,790,500
                          facility

Investment in Carey
Norcross LLC(5)
 Checkfree Holdings
 Corporation              Office/Research  Norcross,       178,584     6/3/99   23,300,000  18,546,085    41,846,085
                          facility         Georgia

Investment in AFD (KV)
LLC and AFD (MN)
LLC (6)
 McLane Company, Inc and
 Fleming Companies, Inc.  Distribution/    Burlington,     706,369    8/18/99   32,000,000  14,422,482    46,422,482
                          Warehouse        New Jersey;
                          facilities       Shawnee,
                                           Kansas; Grand
                                           Rapids,
                                           Michigan; and
                                           Manassas,
                                           Virginia

Investment in Holiday
Inn
 Hotel in Toulouse,       hotel            Toulouse,        42,000   10/21/00    5,889,641   1,912,911     7,802,552
 France(8)                                 France



Investment in Rush IT
LLC(9)                   office/research   Collenville,    390,380    12/8/00   27,000,000  17,280,000    44,280,000
                         facility          TN




                          facility



                           Other cash        Other
                          expenditures    Capitalized     Total Cost
Occupant/Guarantor          expensed     Expenditures(2)  of Property
-------------------       ------------  ----------------  -----------
Investment in Gilbert
Plastics LLC(3)
 Textron, Inc.                   0                0        23,608,341


Investment in Delaware
Comp LLC(4)
 Compucom Systems, Inc           0                0        39,790,500


Investment in Carey
Norcross LLC(5)
 Checkfree Holdings
 Corporation                     0                0        41,846,085


Investment in AFD (KV)
LLC and AFD (MN)
LLC (6)
 McLane Company, Inc and
 Fleming Companies, Inc.         0       (1,568,954)       44,853,528



Investment in Holiday
Inn
 Hotel in Toulouse,                         166,883         7,969,435
 France(8)



Investment in Rush IT
LLC(9)                                           0        44,280,000



                               TABLE VI (7 OF 7)
                          ACQUISITION OF PROPERTIES BY
                         CIP(R), CPA(R):12 & CPA(R):14
                   From January 1, 1999 to December 31, 2001

                                                                                                               Contract
                                                            Gross                                           Purchase Price
                                                          Leasable                Original      Cash Down        Plus
                             Type of                        space     Date of     Mortgage       Payment-    Acquisition
Occupant/Guarantor          Property         Location     (sq.ft.)   Purchase    Financing        Equity        fees(1)
-------------------         ---------        ---------    ---------  ---------   ----------     ----------  --------------
Investment in BILL/MC
14 LP(7)                  Distribution/    Houston, TX     140,000   12/27/00      4,200,000     1,364,539       5,564,539
                          Warehouse

Investment in Network
(UT) LLC(10)
vacant property           office/          Lindon, UT       88,221   12/27/00              -     7,499,566       7,499,566
                          research
                          facility
                                                                                ------------  ------------  --------------
                                                                                 128,519,641    88,294,424     216,814,065
                                                                                ------------  ------------  --------------
                                                                                $574,588,910  $498,671,221  $1,073,260,131
                                                                                ============  ============  ==============



                           Other cash        Other
                          expenditures    Capitalized      Total Cost
Occupant/Guarantor          expensed     Expenditures(2)   of Property
-------------------       ------------  ----------------   -----------
Investment in BILL/MC
14 LP(7)                                            0          5,564,539





Investment in Network
(UT) LLC(10)
vacant property                  ( )          333,426          7,832,992






                            -------        ----------     --------------
                                  0        (1,068,645)       215,745,420
                            -------        ----------     --------------
                            $   --         $2,075,366     $1,075,335,497
                            =======        ==========     ==============


         FOOTNOTES


 (1) Consists of initial purchase price, for properties under construction this column consists of amounts funded to date. Column also includes cost of improvements subsequent to acquisitions and closing costs relating to the acquisition or properties such as the costs of appraisals and other closing costs such as attorneys' fees and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.

 (2) Consists of capitalized interest, net of construction rents. For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of the basis in the properties.

 (3) CPA(R):12 and CPA(R):14 each have 50% ownership interests in this property as tenants-in-common. All dollar figures shown at 100%.

 (4) CIP(R), CPA(R):12 and CPA(R):14 each have a 33 1/3% ownership interest in this property as tenants-in-common. All dollar figures shown at 100%.

 (5) CPA(R):14 has a 50% ownership interest in this property. The remaining 50% interest is owned by W.P. Carey & Co. LLC, an affiliate.

 (6) CPA(R):12 and CPA(R):14 own 40% and 60% ownership interests, respectively, in these properties as tenants-in-common. All dollar figures shown at 100%.

 (7) CPA(R):14 has a 90% ownership interest in this property. The remaining 10% is owned by a non-affiliate. All dollar figures shown at 100%.

 (8) CIP(R) has a 65% ownership interest in this property. The remaining 35% is owned by a non-affiliate. All dollar figures shown at 100%.

 (9) CPA(R):14 has a 60% ownership interest in this property. The remaining 40% is owned by WP Carey & Co. LLC, an affiliate. All dollar figures reflect CPA(R):14's interest in the property.

(10) CPA(R):14 has a 99.99% ownership interest in this property. The remaining .01% is owned by a non-affiliate. All dollar figures shown reflect CPA(R):14's interest in the property.

(11) CPA(R):12 and CPA(R):14 each hold 50% ownership interests as tenants-in-common subject to common control.

(12) CPA(R):14 and CPA(R):15 hold 99.999% and .001% interests, respectively, at December 31, 2001. In March 2002, CPA(R):15 exercised its option to increase its ownership interest to 30%.

(13) CPA(R):14 and CPA(R):15 hold 99% and 1% interests, respectively, at December 31, 2001, in the properties acquired in December 2001. In March 2002 CPA(R):15 exercised its option to increase its ownership interest to 40%.